UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the Securities
                          Exchange Act of 1934




             Date of Report (date of earliest event reported):
                             December 5, 2005


                          Nyer Medical Group, Inc.
          (Exact Name of Registrant as Specified in its Charter)


         Florida                    000-20175             01-0469607
(State or other jurisdiction       (Commission          (IRS Employer
  of incorporation)                 File Number)         Identification
                                                          No.)

                  1292 Hammond Street, Bangor, Maine       04401
               (Address of principal executive offices) (Zip Code)

                                (207) 942-5273
              Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))







Item 1.01   Entry into a Material Definitive Agreement.

     Effective December 5, 2005, a Consulting Agreement and Release (the "Agreement") was entered into between Samuel Nyer and Nyer Medical Group, Inc. (the "Company"). Pursuant to the Agreement, Mr. Nyer's employment with the Company was terminated, and he instead became a consultant to the Company with a non-officer title of Chairman
Emeritus. Mr. Nyer is to be retained as a consultant of the Company for a period of two (2) years and shall receive a consulting fee of $17,500.00 per year. The Agreement does not affect Mr. Nyer's status as a director of the Company. However, Mr. Nyer did resign his position as a director of the Company, effective December 5, 2005 (See Item 5.02(b) below). Attached to this Form 8-K is the Agreement.


Item 1.02.  Termination of a Material Definitive Agreement

     Effective December 5, 2005, Samuel Nyer, Vice President - Mergers and Acquisitions of the Company, terminated his employment with the Company pursuant to a Consulting Agreement and Release (See Item 1.01 above). Mr. Nyer did not have a written employment agreement. Mr. Nyer's annual salary was $70,000. At this time, it is not likely that a replacement will be hired specifically for Mr. Nyer's position, but that his duties will be performed by various existing employees of the Company. It is not anticipated that the salary of any of such employees will be increased in consideration of any additional duties to be performed.


Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective December 5, 2005, Mr. Samuel Nyer resigned as a director and chairman of the board of directors of the Company. In addition, pursuant to a Consulting Agreement and Release, Mr. Nyer's employment with the Company was terminated (See Items 1.01 and 1.02 above).


Item 9.01   Financial Statements and Exhibits.
(d) Exhibits

10.1  Consulting Agreement and Release, effective December 5,
        2005, between Samuel Nyer and Nyer Medical Group, Inc.













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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            Nyer Medical Group, Inc.


 Date: December 6, 2005                     By: /s/ Karen L. Wright
                                            Karen L. Wright
                                            Chief Executive Officer











































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10.1 Consulting Agreement and Release, effective December 5,
        2005, between Samuel Nyer and Nyer Medical Group, Inc.

CONSULTING AGREEMENT AND RELEASE

Agreement and Release ("Agreement") executed as of the 5 day of December, 2005, by and between Samuel Nyer ("Employee") who resides at 698 Essex Street, Bangor, Maine 04401 and Nyer Medical Group, Inc. (the
"Company"), located at 1292 Hammond Street, P.O. Box 1328, Bangor,
Maine 04401.

WHEREAS, the Company and Employee wish to terminate Employee's employment and instead enter into this Consulting Agreement and Release as of December 5, 2005; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties, intending to become legally bound, agree as follows:

1. Employee's employment is terminated effective December 5, 2005. As of that date, his current duties, responsibilities and office shall cease and his title/position shall be changed to a non-officer title/position of Chairman Emeritus. Notwithstanding the foregoing, such cessation of duties, responsibilities and office shall not extend to Employee's status as a director of the Company.

2. On the Release Effective Date (defined below in paragraph 4) the Company shall retain Employee as a consultant for a period of two years and shall pay him a Consulting Fee of $17,500.00 per year. Such Consulting Fee shall be paid in twelve equal monthly installments each year on the first day of each month. For the period of the consultancy, Employee shall provide services on an ad-hoc basis at the request of the Company. Employee shall receive a Form 1099 for all consulting services provided pursuant to this Agreement.

3. Employee agrees and acknowledges that he has received full payment for services rendered through December 5, 2005, and that the payments and benefits provided for in paragraph "2" exceed any benefits to which he would otherwise be entitled under any policy, plan, and/or procedure of the Company or any agreement with the Company.

4. Employee shall have up to twenty-one (21) days from the date of his receipt of this Agreement to consider the terms and conditions of the Agreement and execute the Agreement. Employee may accept this Agreement by executing it before a notary and returning it to Ms. Karen Wright, Chief Executive Office, Nyer Medical Group, Inc., 1292 Hammond Street, P.O. Box 1328, Bangor, Maine 04401 no later than 5:00 p.m. on the twenty-first (21st) day after Employee's receipt of this Agreement ("Agreement and Release Return Date"). From the date of signing, Employee will have seven (7) days to revoke this Agreement by stating his desire to do so in writing to Ms. Wright at the address listed above, and delivering it to Ms. Wright no later than 5:00 p.m. on the seventh (7th) day following the date Employee signs this Agreement.
The effective date of this Agreement shall be the (8th) day following Employee's signing of this Agreement (the "Release Effective Date"),
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provided the Employee does not revoke the Agreement during the revocation period. In the event Employee does not accept this Agreement as set forth above, or in the event Employee revokes this Agreement during the revocation period, this Agreement, including but not limited to the obligation of the Company and its subsidiaries and affiliates to provide the payments and benefits referred to in paragraph "2" above, shall automatically be deemed null and void.

5. (a) In consideration of the payments and benefits referred to in paragraph "2," Employee for himself and for his heirs, executors, and assigns (hereinafter collectively referred to as the "Releasors"), forever releases and discharges the Company and any and all of their parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns, and any and all of its or their employee benefit and/or pension plans or funds, and any of its or their past or present officers, directors, stockholders, agents, trustees, administrators, employees or assigns (whether acting as agents for such entities or in their individual capacities), (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, decisional, federal, state, local or otherwise), whether known or unknown, which Releasors ever had, now have or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of the world up to and including the Release Effective Date.

(b) 	Without limiting the generality of the foregoing subparagraph
"(a)", this Agreement is intended to and shall release the Releasees from any and all claims arising out of Employee's employment with Releasees and/or the termination of Employee's employment, including but not limited to any claim(s) under or arising out of (i) Title VII of the Civil Rights Act of 1964, as amended; (ii) the Americans with Disabilities Act, as amended; (iii) the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (excluding claims for accrued, vested benefits under any employee benefit plan of the Company in accordance with the terms of such plan and applicable law); (iv) the Age Discrimination in Employment Act, as amended, or the Older Workers Benefit Protection Act; (v) the Florida Civil Rights Act; (vi) Maine Human Rights Act; (vii) Maine Whistleblowers' Protection Act;
(viii) Section 806 of the Sarbanes Oxley Act; (ix) alleged discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); and (x) any law (statutory or decisional) providing for attorneys' fees, costs, disbursements and/or the like.

6. (a) Employee agrees that he has not and will not engage in any conduct that is injurious to the Company's or Releasees' reputation or interest, including but not limited to (i) divulging, communicating, or in any way making use of any confidential or proprietary information acquired in the performance of his duties at the Company; and (ii) publicly disparaging (or inducing or encouraging others to publicly disparage) the Company or Releasees.

 (b) Employee agrees to return to the Company any and all originals and copies of documents, materials, records or other items in his
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possession or control belonging to the Company or containing proprietary information relating to the Company.

 (c) Employee further agrees that he will maintain the confidentiality of all client and Company confidential information until such information is made public through no actions of Employee.

7. (a) Employee will cooperate with the Company and/or its subsidiaries and affiliates and its/their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved or of which Employee has knowledge.

 (b) Employee agrees that, in the event he is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Employee's employment with the Company, he will give prompt notice of such request to Karen Wright, or her successor, and will make no disclosure until the Company have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

8. The terms and conditions of this Agreement are and shall be deemed to be confidential, and shall not be disclosed by Employee to any person or entity without the prior written consent of Karen Wright, or her successor, except if required by law and to Employee's accountants, attorneys or spouse, provided that they agree to maintain the confidentiality of this Agreement. Employee further represents that he has not disclosed the terms and conditions of this Agreement to anyone other than his attorneys, accountants and spouse.

9. The making of this Agreement is not intended, and shall not be construed, as an admission that Releasees have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever against Employee.

10. The parties agree that this Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Agreement.

11. Employee acknowledges that: (a) he has carefully read this Agreement in its entirety; (b) he has had an opportunity to consider fully the terms of this Agreement; (c)he has been advised by the Company in writing to consult with an attorney of his choosing in connection with this Agreement; (d) he fully understands the significance of all of the terms and conditions of this Agreement and he has discussed it with his independent legal counsel, or has had a reasonable opportunity to do so; (e) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and condition contained herein.

12. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators,
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successors and assigns.

13. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that, upon any finding by a court of competent jurisdiction that the release and covenants provided for by paragraph "5" of this Agreement is illegal, void, or unenforceable, Employee agrees to execute a release, waiver and/or covenant that is legal and enforceable. Finally, any breach of the terms of paragraphs "6," "7" and/or "8" shall constitute a material breach of this Agreement as to which the Company may seek appropriate relief in a court of competent jurisdiction.



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14. This Agreement (including any Exhibits attached hereto) constitutes the complete understanding between the parties and supersedes any and all agreements, understandings, and discussions, whether written or oral, between the parties. No other promises or agreements shall be binding unless in writing and signed after the Agreement and Release Return Date by the parties to be bound thereby.


Dated: October 29, 2005                  /s/ Samuel Nyer
                                             Samuel Nyer


STATE OF   New York
:ss
COUNTY OF  Westchester


On this 29 day of October 2005, before me personally came Samuel
Nyer to me known and known to me to be the person described in and who executed the Agreement and Release, and he duly acknowledged to me that he executed the same.


                                         /s/ Mary Ann Cohan
                                             Mary Ann Cohan
                                             Notary Public


NYER MEDICAL GROUP, INC.

By: /s/ Karen Wright                Date:  December 5, 2005
        Karen Wright
        Chief Executive Officer

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